UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2008

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2008, the Board of Directors (the "Board") of Affiliated Computer Services, Inc. (the "Company") elected Robert Druskin to the Board. The Board will now consist of seven directors, including five independent directors.

The Board has determined that Mr. Druskin is an independent director under the New York Stock Exchange listing standards and the Company's published independence guidelines. In connection with his service as a director, Mr. Druskin will receive the Company’s standard non-employee director compensation.

The Board has appointed Mr. Druskin to the Board’s Audit Committee and Nominating and Corporate Governance Committee. In connection with the appointment of Mr. Druskin, the Board’s three main committees have been re-constituted as follows:

Audit Committee:
Kurt R. Krauss, Chairman
Ted B. Miller, Jr.
Robert Druskin

Compensation Committee:
Ted B. Miller, Jr., Chairman
Paul E. Sullivan
Frank Varasano

Nominating and Corporate Governance Committee:
Robert Druskin, Chairman
Kurt R. Krauss
Frank Varasano

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2008, the Board approved amendments to the Company’s bylaws that amended the voting and notice provisions to provide for "notice and access" distribution of the Company’s proxy statement in connection with the 2007 Annual Meeting of the Stockholders.

The above description of the amendment to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws of Company, as amended and in effect on March 19, 2008, a copy of which is attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 Bylaws of Affiliated Computer Services, Inc., as amended and in effect on March 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

March 21, 2008	By:	Tas Panos

Name: Tas Panos
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.2	Bylaws of Affiliated Computer Services, Inc., as amended and in effect on March 19, 2008